SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           FORM 8-K

                       CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported)
                            April 15, 1999

                      OHSL FINANCIAL CORP.
       (Exact name of Registrant as specified in its Charter)
Delaware                      0-20886            31-1362390
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)     Identification Number)

5889 Bridgetown Road, Cincinnati, Ohio               45348-3199
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (513) 574-3322
                                 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On April 15, 1999, the Registrant issued a press release announcing its first quarter 1999 earnings.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press release of OHSL Financial Corp., dated April 15, 1999.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                             OHSL FINANCIAL CORP.



Date: April 20, 1999     By:/s/ Charles F. Hertlein, Jr., Esq.
                                Charles F. Hertlein, Jr., Esq.
                                Attorney-in-fact for
                                Kenneth L. Hanauer
                                President and Chief
                                 Executive Officer


                              Exhibit 99.1

OHSL ANNOUNCES 1ST QUARTER 1999 EARNINGS

Cincinnati, Ohio, April 15, 1999 -- OHSL Financial Corp. (NASDAQ:
OHSL), the parent company of Oak Hills Savings and Loan Company,
F.A., today announced earnings for the three months ended March
31, 1999.

Net income for the three months ended March 31, 1999 totaled $583,000, an increase of $20,000 or 3.6% over the same period in 1998. Net interest income for the three months ended March 31, 1999 totaled $1,922,000, an increase of $33,000 or 1.7% over the net interest income for the same period in 1998. Non-interest income for the first three months of 1999 totaled $171,000, a reduction of $7,000 when compared to the same period in 1998. While fee income and other income increased by $32,000 over the same period in 1998, a lessening of secondary market activity - namely sales of mortgage loans to the Federal Home Loan Mortgage Corp. - resulted in a $39,000 reduction in income in this area when compared to the prior year. Non-interest expenses for the first three months of 1999 totaled $1,205,000, an increase of $47,000 when compared to the same period in 1998. This increase is largely attributable to the addition of the Company's sixth branch office in late 1998.

The net income reported for the first quarter of 1999 of $583,000 represents the largest reported quarterly net income ever for OHSL, besting its prior quarterly record (three months ended March 31, 1998) by $20,000.

Earnings per share for the three months ended March 31, 1999 totaled $0.24, an increase of $0.01 or 4.3% over the earnings per share of $0.23 reported for the same period in 1998.

OHSL's subsidiary, Oak Hills Savings and Loan Company, F.A., offers traditional community bank type services to its individual and business customers through its six offices located in western Hamilton County, Ohio, as well as mutual fund and annuity products through its affiliation with Cox Financial.

Contact:  Patrick J. Condren, CFO of OHSL Financial Corp.
          at (513) 574-3322.

               OHSL FINANCIAL CORP.
                 (unaudited)
                                     Three months ended March 31:

CONSOLIDATED RESULTS OF OPERATIONS         1999      1998
                                           (000)     (000)
Interest income                            $4,738    $4,642
Interest expense                            2,816     2,753
  Net interest income                       1,922     1,889
Provision for loan losses                       7         7
  Net interest income after provision       1,915     1,882
Noninterest income                            171       178
Noninterest expense                         1,205     1,158
  Net income before tax provision             881       902
Provision for income taxes                    298       339
  Net income                                  583       563

EARNINGS PER SHARE                         $ 0.24    $ 0.23

DIVIDENDS PER SHARE                        $0.125    $ 0.11

BOOK VALUE PER SHARE (END OF PERIOD)       $11.22    $10.92



      CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (unaudited)
                                        March 31    March 31
                                        1999        1998
                                        (000)       (000)

Cash and cash equivalents               $  8,069    $ 15,587
Investments - held to maturity            85,078      50,422
Investments - available for sale           8,808      10,533
Loans receivable                         165,644     166,747
Other assets                               9,158       7,885
                                        --------    --------
Total assets                            $276,757    $251,174
                                        --------    --------
                                        --------    --------

Deposits                                $212,696    $187,859
Advances from Federal Home Loan Bank      34,528      34,889
Other liabilities                          2,280       1,942
                                        --------    --------
Total liabilities                       $249,504    $224,690

Stockholders' equity                      27,253      26,484
                                        --------    --------
Total liabilities and equity            $276,757    $251,174
                                        --------    --------
                                        --------    --------


Contact: Patrick J. Condren, CFO & Treasurer of
         OHSL Financial Corp.
         at (513) 574-3322.